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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        PIMCO Corporate Opportunity Fund
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             (Exact Name of Registrant as Specified in Its Charter)



              Massachusetts                               46-6121513
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


 c/o PIMCO Advisors Fund Management LLC
      1345 Avenue of the Americas
          New York, New York                               10105
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(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]


Securities Act registration statement file number pursuant to
which this form relates:    333-100699
                          ---------------
                          (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:

Common Shares of Beneficial Interest With Par Value $0.00001


Name of Each Exchange on Which Each Class is to be Registered:

New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:   None

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to the section entitled "Description of Shares" in the Registration Statement on Form N-2 of PIMCO Corporate Opportunity Fund, as filed with the Securities and Exchange Commission (the "Commission") on October 23, 2002 (Securities Act File No. 333-100699 and Investment Company Act File No. 811-21238) (the "Original Registration Statement").

Item 2.  EXHIBITS.

         Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.



                                    SIGNATURE

         A copy of the Agreement and Declaration of Trust of PIMCO Corporate Opportunity Fund (formerly, PIMCO Corporate Advantage Fund) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    PIMCO CORPORATE OPPORTUNITY FUND

                                    By:  /s/ Brian S. Shlissel
                                         -------------------------------------
                                         Name:  Brian S. Shlissel
                                         Title: President and
                                                Chief Executive Officer

Date:  November 25, 2002